FIRST AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of June 24, 1997, is made by and between MEDAMICUS, INC., a Minnesota corporation (the "Borrower"), and NORWEST CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

                  The Borrower and the Lender have entered into a Credit and Security Agreement dated as of March 5, 1996 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "'Eligible Accounts' means all unpaid Accounts, net of any credits and any reserves for warranty claims or items returned, except the following shall not in any event be deemed Eligible Accounts:

                           (1) That portion of Accounts over 120 days past
                  invoice date;

                           (2) That portion of Accounts that are disputed or
                  subject to a claim of offset or a contra account except the Medtronic Contra Amount; provided, however, that if the fair market value of the Liquid Assets is less than the Medtronic Contra Amount, then that portion of Accounts that is subject to the Medtronic Contra Amount shall only be deemed Eligible Account to the extent of the Liquid Assets;

                           (3) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                           (4) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (5) Accounts owed by an account debtor located
                  outside the United States which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion;

                           (6) Accounts owed by an account debtor that is the
                  subject of bankruptcy proceedings or has gone out of business;

                           (7) Accounts owed by a shareholder, subsidiary,
                  affiliate, officer or employee of the Borrower;

                           (8) Accounts not subject to a duly perfected security
                  interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

                           (9) That portion of Accounts that have been extended
                  more than thirty (30) days beyond the original due date, restructured, amended or modified;

                           (10) That portion of Accounts that constitutes
                  finance charges, service charges or sales or excise taxes;

                           (11) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (1), (2) or (9) above; and

                           (12) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion."

                  "'First Amendment' means that certain First Amendment to Credit and Security Agreement dated as of June 24, 1997."

                  "'Floating Rate' means an annual rate equal to the sum of the Base Rate plus two and one quarter of one percent (2.25%) which annual rate shall change when and as the Base Rate changes."

                  "'Liquid Assets' means (a) debt or equity securities that are traded on any national securities exchange or on the NASDAQ National Market System, (b) government or municipal obligations for which a public market exists, and (c) cash or the equivalent, all of which must be convertible to cash within 90 days through sales in the public marketplace."

                  "'Maturity Date' means June 30, 1998."

                  "Medtronic Contra Amount" means that portion of Accounts due from Medtronic, Inc., a Minnesota corporation, that are or could be disputed or subject to a claim of offset or a contra account."

                  "'Termination Date' means the earliest of (a) the Maturity Date, (b) the date the Lender terminates this Agreement at any time in its sole discretion, or (c) the date the Borrower terminates this Agreement pursuant to Section 2.6 hereof."

                  2. Minimum Interest Charge. Section 2.2(b) of the Credit Agreement is hereby amended by deleting the amount of "$75,000" and inserting in place thereof the new amount of "$70,000".

                  3. Extension of Credit Facility. Section 2.5 of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following new sentence: "This Agreement shall remain in effect until the Termination Date."

                  4. Book Net Worth Covenant. Section 6.7 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

                  "Section 6.7 Minimum Book Net Worth. The Borrower will at all times maintain during each period described below, its Book Net Worth (on an unconsolidated, Borrower-only basis), determined as of the end of each month, of at least the amount set forth opposite such period:

                              PERIOD                  MINIMUM BOOK NET WORTH

                   June, July and August, 1997              $2,400,000

                     September, 1997 through                $2,500,000
                          February, 1998

                    March, 1998 and thereafter              $2,600,000

                  5. Liquid Asset Requirement. The Credit Agreement is hereby amended by adding the following new Section 6.10:

                  "Section 6.10 Liquid Asset Requirement. So long as the Borrower has outstanding obligations to Medtronic, Inc., a Minnesota corporation, the Borrower shall at all times own and maintain in an account or accounts with Norwest Investment Services, Inc. ("NISI"), unencumbered Liquid Assets, free and clear of any right of set off and of any related margin account debt. The fair market value of such Liquid Assets must be of an amount that is greater than the amount of the Borrower's outstanding obligations owed to Medtronic, Inc. To facilitate the monitoring of the status of the Liquid Asset requirement, the Borrower shall deliver to the Lender the monthly statements for such NISI accounts for the prior month stating the respective fair market values of the securities in the accounts upon receipt thereof, and shall deliver such other information on the Borrower's accounts at NISI as the Lender may request. The Borrower hereby authorizes the Lender to directly contact NISI in order to obtain information on the Borrower's accounts at NISI. In addition, if the fair market value of the Liquid Assets falls below $300,000, the Borrower shall provide the Lender with the Borrower's accounts payable reports on a bi-weekly basis, or more frequently if the Lender so requests."

                  6. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  7. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $3,000 in consideration of the Lender's execution of this Amendment.

                  8. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the resolutions of the board of directors of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's Secretary dated as of March 26, 1996 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the President, chief executive officer, Chief Financial Officer, Vice President, Secretary and Controller and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's Secretary dated as of March 26, 1996, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  (b) Payment of the fee described in Paragraph 7.

                  (c) Such other matters as the Lender may require.

                  9. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  10. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                   11. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                   12. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                   13. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 7 hereof.

                  14. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST CREDIT, INC.                         MEDAMICUS, INC.


By _________________________________         By________________________________
     Warren G. Lindman                           James Hartman
     Its Assistant Vice President                Its President